Exhibit 99.1

CytoDyn Appoints New Chief Financial Officer

VANCOUVER, Washington (November 14, 2019) - CytoDyn Inc. (OTC.QB: CYDY), (“CytoDyn” or the “Company”), a late stage biotechnology company developing leronlimab (PRO 140), a CCR5 antagonist with the potential for multiple therapeutic indications, announced today the appointment of Craig S. Eastwood as its new Chief Financial Officer (CFO). He joined CytoDyn in April 2019, and previously served as its Vice President and Controller. Craig brings with him an extensive background in corporate finance and accounting, investor relations, financial planning and analysis, and treasury and systems implementations.

“I am delighted to welcome Craig to the CFO role, where he will undoubtedly make an impact as we migrate from being a research and development-driven biotech company, to a fully functional commercial enterprise,” said Dr. Nader Pourhassan, President and CEO of CytoDyn. “Craig’s leadership capabilities coupled with his experience at large companies, including a global CRO, helps position us for future growth.” “This is an incredibly exciting time to be at CytoDyn,” Craig said. “The idea that one molecule has the capability to address multiple therapeutic indications is medically transformative. Nader and his executive team are driven to alter the way HIV, cancer and other immunological diseases are tackled. I am thrilled to be part of this incredible story. The patient data just published around CytoDyn’s progress in oncology brings this to the forefront. Our preparation for commercialization of leronlimab means that all the safety, stability and delivery components will be available for the other indications when they are ready to commercialize. In addition, I am encouraged by the Company’s focus on exploring ways to improve leronlimab’s efficacy and delivery, with the goal of fostering a better patient experience.”

Eastwood will lead CytoDyn’s financial operations and treasury. Michael Mulholland, the Company’s previous CFO, will remain at CytoDyn and will report to Eastwood in a newly created role of Senior Vice President of Finance, a critically important function as the Company looks to improve its capital structure and prepare for commercialization in advance of its first BLA submission planned for late 2019.

“Mike’s commitment to CytoDyn over the past seven years has enabled the Company to remain on a solid footing with financial and regulatory compliance. His continued contributions and deep knowledge of capital transactions and corporate governance will be invaluable as we progress to the next stage in our evolution,” said Craig.

Eastwood is a licensed CPA and has more than 25 years of financial management experience. Prior to joining CytoDyn, he was a CFO for two publicly traded startup companies, advancing their financial and strategic missions. He started his career as an auditor at Deloitte, and held a variety of senior financial roles in a mix of public and private companies in manufacturing and life sciences, focusing on technical accounting, investor relations, systems implementations and restructurings. His experience includes over three years at PPD, a formerly publicly traded global Contract Research Organization, where he served as Director of Accounting and later led the Investor Relations function.

About Leronlimab (PRO 140)

The U.S. Food and Drug Administration (FDA) have granted a “Fast Track” designation to CytoDyn for two potential indications of leronlimab for deadly diseases. The first as a combination therapy with highly active antiretroviral therapy (HAART) for HIV-infected patients and the second is for metastatic triple-negative breast cancer. Leronlimab is an investigational humanized IgG4 mAb that blocks CCR5, a cellular receptor that is important in HIV infection, tumor metastases, and other diseases including non-alcoholic steatohepatitis (NASH). Leronlimab has successfully completed nine clinical trials in over 800 people, including meeting its primary endpoints in a pivotal Phase 3 trial (leronlimab in combination with standard anti-retroviral therapies in HIV-infected treatment-experienced patients).

In the setting of HIV/AIDS, leronlimab is a viral-entry inhibitor; it masks CCR5, thus protecting healthy T cells from viral infection by blocking the predominant HIV (R5) subtype from entering those cells. Leronlimab has been the subject of nine clinical trials, each of which demonstrated that leronlimab can significantly reduce or control HIV viral load in humans. The leronlimab antibody appears to be a powerful antiviral agent leading to potentially fewer side effects and less frequent dosing requirements compared with daily drug therapies currently in use.

In the setting of cancer, research has shown that CCR5 plays an important role in tumor invasion and metastasis. Increased CCR5 expression is an indicator of disease status in several cancers. Published studies have shown that blocking CCR5 can reduce tumor metastases in laboratory and animal models of aggressive breast and prostate cancer. Leronlimab reduced human breast cancer metastasis by more than 98% in a murine xenograft model. CytoDyn is therefore conducting a Phase 2 human clinical trial in metastatic triple-negative breast cancer and was granted Fast Track designation in May 2019. Additional research is being conducted with leronlimab in the setting of cancer and NASH with plans to conduct additional clinical studies when appropriate.

The CCR5 receptor appears to play a central role in modulating immune cell trafficking to sites of inflammation and may be important in the development of acute graft-versus-host disease (GvHD) and other inflammatory conditions. Clinical studies by others further support the concept that blocking CCR5 using a chemical inhibitor can reduce the clinical impact of acute GvHD without significantly affecting the engraftment of transplanted bone marrow stem cells. CytoDyn is currently conducting a Phase 2 clinical study with leronlimab to further support the concept that the CCR5 receptor on engrafted cells is critical for the development of acute GvHD and that blocking this receptor from recognizing certain immune signaling molecules is a viable approach to mitigating acute GvHD. The FDA has granted “orphan drug” designation to leronlimab for the prevention of GvHD.

About CytoDyn

CytoDyn is a biotechnology company developing innovative treatments for multiple therapeutic indications based on leronlimab, a novel humanized monoclonal antibody targeting the CCR5 receptor. CCR5 appears to play a key role in the ability of HIV to enter and infect healthy T-cells. The CCR5 receptor also appears to be implicated in tumor metastasis and in immune-mediated illnesses, such as GvHD and NASH. CytoDyn has successfully completed a Phase 3 pivotal trial with leronlimab in combination with standard anti-retroviral therapies in HIV-infected treatment-experienced patients. CytoDyn plans to seek FDA approval for leronlimab in combination therapy and plans to complete the filing of a Biologics License Application (BLA) in 2019 for that indication. CytoDyn is also conducting a Phase 3 investigative trial with leronlimab as a once-weekly monotherapy for HIV-infected patients and, plans to initiate a registration-directed study of leronlimab monotherapy indication, which if successful, could support a label extension. Clinical results to date from multiple trials have shown that leronlimab can significantly reduce viral burden in people infected with HIV with no reported drug-related serious adverse events (SAEs). Moreover, results from a Phase 2b clinical trial demonstrated that leronlimab monotherapy can prevent viral escape in HIV-infected patients, with some patients on leronlimab monotherapy remaining virally suppressed for more than four years. CytoDyn is also conducting a Phase 2 trial to evaluate leronlimab for the prevention of GvHD and has received clearance to initiate a clinical trial with leronlimab in metastatic triple-negative breast cancer. More information is at www.cytodyn.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties including: (i) the sufficiency of the Company’s cash position, (ii) the Company’s ability to raise additional capital to fund its operations, (iii) the Company’s ability to meet its debt obligations, if any, (iv) the Company’s ability to enter into partnership or licensing arrangements with third parties, (v) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion, (vi) the Company’s ability to achieve approval of a marketable product, (vii) the design, implementation and conduct of the Company’s clinical trials, (viii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results, (ix) the market for, and marketability of, any product that is approved, (x) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products, (xi) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (xii) general economic and business conditions, (xiii) changes in foreign, political, and social conditions, and (xiv) various other matters, many of which are beyond the Company’s control. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this press release.

CONTACTS

Investors:

Nader Pourhassan, Ph.D.

President & CEO

NPourhassan@CytoDyn.com